                 WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                          CANYON RESOURCES CORPORATION

                     SEE RESTRICTIVE LEGEND ON REVERSE SIDE

                       VOID AFTER 5:00 P.M. NEW YORK TIME
                               ON MARCH 20, 1999

                                    SPECIMEN

NUMBER                                                                  WARRANTS
  WA

THIS CERTIFIES THAT, for value received,

the registered holder hereof (the "Holder"), is entitled to purchase Common Stock (the "Common Stock") of Canyon Resources Corporation, a Delaware corporation (the "Company"). This Warrant Certificate initially entitles the Holder to purchase from the Company on or before the close of business on March 20, 1999, one fully paid and nonassessable share of Common Stock (subject to adjustment as provided herein) for each whole Warrant represented hereby at the Warrant exercise price (the "Warrant Exercise Price") of U.S. $3.75 per share of Common Stock for which such Warrant is exercisable, subject to the terms set forth herein and in the Warrant Agreement (the "Warrant Agreement"), dated as of March 20, 1996, between the Company and American Securities Transfer, Incorporated as Warrant Agent (the "Warrant Agent"); provided, however, that the number of shares of Common Stock and the kind of securities issuable upon exercise of the Warrants may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement.

     Each Warrant represented hereby is one of a duly authorized issue of Warrants of the Company evidencing the right to purchase initially up to an aggregate 3,250,000 shares (subject to adjustment) of Common Stock and is issued under and in accordance with, and is subject to the terms and provisions contained in, the Warrant Agreement, to all of which terms and provisions the Holder of the Warrants represented hereby consents by acceptance hereof. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

     The Warrants represented hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed and by simultaneous payment of the Warrant Exercise Price for the Warrants exercised at the executive offices of the Warrant Agent. Payment of such Warrant Exercise Price shall be made by cash, or by check drawn on a U.S. bank in U.S. funds.

     Upon any partial exercise of the Warrants represented hereby, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which Warrants represented hereby shall not have been exercised. At the expense of the Holder hereof, this Warrant Certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates entitling the holder thereof to purchase the same aggregate number of shares of Common Stock as were purchasable on exercise of the Warrant or Warrants represented by this Warrant Certificate or by other Warrant Certificates so exchanged. This Warrant Certificate is transferable at the office of the Warrant Agent in Denver, Colorado, in the manner and subject to the limitations set forth in the Warrant Agreement.

     No Warrant may be exercised after the close of business on March 20, 1999 (the "Expiration Date").

     No fractional shares of Common Stock shall be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants, all as provided in the Warrant Agreement.

     The Company, the Warrant Agent and all other persons dealing with this Warrant Certificate and the Warrants represented hereby may treat the person in whose name such Warrant Certificate shall be registered on the books of the company as the absolute owner hereof for any purpose and as the person entitled to exercise the Warrants represented hereby, any notice to the contrary notwithstanding, and the Company may treat such registered Holder as the owner of such Warrants for all purposes.

     This Warrant Certificate does not entitle any Holder hereof to any of the rights of a shareholder of the Company.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

     The rights of the Holder in respect of this Warrant Certificate and the Warrants represented hereby shall be governed by and construed in accordance with the laws of the State of New York.

Dated:                                            CANYON RESOURCES CORPORATION



/S/GEORGE S. YOUNG                                /S/RICHARD H. DEVOTO
- --------------------------                        ----------------------------
GEORGE S. YOUNG, SECRETARY         [SEAL]         RICHARD H. DEVOTO, PRESIDENT



COUNTERSIGNED:
American Securities Transfer, Inc.
P.O. Box 1596
Denver, Colorado  80201

By
  -----------------------------------------------
  Transfer Agent & Registrar Authorized Signature
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SPECIMEN

     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED(THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT.

                          CANYON RESOURCES CORPORATION

                  TRANSFER FEE: $15.00 PER CERTIFICATE ISSUED

     The following abbreviations used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --as tenants in common             UNIF GIFT MIN ACT--    Custodian
TEN ENT  --as tenants by the entireties                        -----------------
JT TEN   --as joint tenants with right of                      (Cust)    (Minor)
           survivorship and not as tenants
           in common                        under Uniform Gifts to Minors
                                            Act
                                               ---------------------------------
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                               SUBSCRIPTION FORM

                          To Be Executed by the Holder
                         in Order to Exercise Warrants

     The undersigned Holder hereby irrevocable elects to exercise
Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NIMBER

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                     (Please print or type name and address)

and be delivered to

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                     (Please print or type name and address)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

     Dated:                   X
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                              X
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     Address:
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     Signature Guaranteed:
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                                   ASSIGNMENT
            (Form of Assignment to be Executed if the Warrant Holder
                 Desires to Transfer Warrants Evidenced Hereby)


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER             FOR VALUE RECEIVED,

                                                                   hereby sells,
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assigns and transfers to
                         ------------------------------------------------------

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               (Please Print Name and Address Including Zip Code)

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Warrants represented by this Warrant Certificate and does hereby irrevocable constitute and appoint
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Attorney to transfer said Warrants on the books of the Warrant Agent with full power of substitution in the premises.

                                  Signature   X
                                                -------------------------------
                                              X
                                                -------------------------------
Signature(s) Guaranteed

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The signature(s) should be guaranteed by an eligible guarantor institution
(Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.